TERMINATION OF AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is entered into effective as of March 15, 2006 by and between Inform Worldwide Holdings, Inc.. a Florida corporation (the “Company”) and Investor Relations Services, Inc, (“IRS”).

R E C I T A L S

A. The Company and IRS previously entered into that certain Consulting Agreement dated as of September 13, 2005 (the “Consulting Agreement”) pursuant to which IRS was to provide various investor and public relations services to the Company in exchange for forty million (40,000,000) shares of the Company's restricted common stock.

B. IRS has not provided the Company any services and the Company has not delivered said shares to IRS.

C. The parties wish to terminate the Consulting Agreement and Section 3 provides for the termination of the Consulting Agreement upon written consent of the parties thereto.

A G R E E M E N T

It is agreed as follows:

1. Termination of Consulting Agreement. In accordance with Section 3 of the Consulting Agreement, the parties hereto consent and agree that the Consulting Agreement is hereby terminated and the terms and conditions described therein shall be abandoned without further action of the parties.

2. Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

3. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

4. Law Governing. This Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of Nevada.

IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.

“COMPANY”

INFORM WORLDWIDE HOLDINGS, INC.

By: /s/ Ashvin Mascarenhas
Ashvin Mascarenhas

“IRS”

INVESTOR RELATIONS SERVICES, INC.

By: /s/ Richard J. Fixaris
Richard J. Fixaris